Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$612,980
Unrealized Gain (Loss) on Market Value of Commodity Futures	322,075,390
Dividend Income	33,715
Interest Income	45,986
ETF Transaction Fees	14,000
Total Income (Loss)	$322,782,071

Expenses
General Partner Management Fees	$938,444
Professional Fees	525,475
Brokerage Commissions	84,257
Directors' Fees and insurance	72,042
NYMEX License Fee	31,281
Total Expenses	$1,651,499
Net Income (Loss)	$321,130,572

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/21	$2,336,640,381
Additions (3,900,000 Shares)	189,379,498
Withdrawals (9,100,000 Shares)	(472,991,185)
Net Income (Loss)	321,130,572

Net Asset Value End of Month	$2,374,159,266
Net Asset Value Per Share (43,823,603 Shares)	$54.18

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596